UNITED STATES
                        SECURITY AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. ______ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-12


                      TANGER FACTORY OUTLET CENTERS, INC.
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee require
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

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     to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the dae of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

                       TANGER FACTORY OUTLET CENTERS, INC.

                        3200 NORTHLINE AVENUE, SUITE 360
                        GREENSBORO, NORTH CAROLINA 27408
                               PHONE: 336-292-3010
                       E-MAIL: tangermail@tangeroutlet.com
                                    NYSE: SKT
                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 13, 2005

Dear Shareholders:

     On behalf of the Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Shareholders of Tanger Factory Outlet Centers, Inc. to be held on Friday, May 13, 2005 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, for the following purposes:

     1.   To elect directors to serve for the ensuing year; and,

     2. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     Only common shareholders of record at the close of business on March 31, 2005 will be entitled to vote at the meeting or any adjournment(s) thereof.

     Information concerning the matters to be considered and voted upon at the Annual Meeting is set out in the attached Proxy Statement. Our 2004 Annual Report for the year ended December 31, 2004 is also enclosed.

     It is important that your shares be represented at the 2005 Annual Meeting regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope. This will not prevent you from voting your shares in person if you subsequently choose to attend the meeting.


                                   Sincerely,


                                   /s/ Stanley K. Tanger
                                   Stanley K. Tanger
                                   Chairman of the Board and
                                   Chief Executive Officer

April 11, 2005

                       TANGER FACTORY OUTLET CENTERS, INC.

                        3200 NORTHLINE AVENUE, SUITE 360
                        GREENSBORO, NORTH CAROLINA 27408
                               PHONE: 336-292-3010
                       E-MAIL: tangermail@tangeroutlet.com
                                    NYSE: SKT

                                  ------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           to be held on May 13, 2005

                               GENERAL INFORMATION

     The Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE:SKT), a self-administered and self-managed real estate investment trust, referred to as a REIT, is soliciting your proxy for use at the Annual Meeting of Shareholders of the Company to be held on Friday, May 13, 2005.

     Unless the context indicates otherwise, the term "Company" refers to Tanger Factory Outlet Centers, Inc., the term "Board" refers to our Board of Directors, the term "meeting" refers to the Annual Meeting of Shareholders of the Company to be held on May 13, 2005, and the term "Operating Partnership" refers to Tanger Properties Limited Partnership. Our factory outlet centers and other assets are held by, and all of our operations are conducted by, the Operating Partnership. Accordingly, the descriptions of our business, employees and properties are also descriptions of the business, employees and properties of the Operating Partnership. The terms "we", "our" and "us" refer to the Company or the Company and the Operating Partnership together, as the text requires.

     The proxy materials are being mailed on or about April 11, 2005 to holders of record of our common shares, par value $.01 per share (the "Common Shares"), on March 31, 2005. Any shareholder who does not receive a copy of the proxy materials may obtain a copy at the meeting or by contacting Rochelle Simpson, Secretary of our Company (phone number: 336-834-6836). Our principal executive offices are located at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408.

Date, Time and Place

     We will hold the meeting on Friday, May 13, 2005 at 10 o'clock a.m. at the O. Henry Hotel, 624 Green Valley Road, Greensboro, North Carolina, (336) 854-2000, subject to any adjournments or postponements.

Who Can Vote; Votes per share

     All holders of record of the Common Shares as of the close of business on the record date, March 31, 2005, are entitled to attend and vote at the meeting. The outstanding Common Shares are the only class of securities entitled to vote at the meeting. Each Common Share entitles the holder thereof to one vote. At the close of business on March 19, 2005, 27,473,416 Common Shares were issued and outstanding.

How to Vote

     Common Shares represented by a properly executed proxy will be voted as directed on the proxy card. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

     If your Common Shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those Common Shares and you have the right to instruct your broker, bank or other nominee how to vote on your behalf. Brokerage firms and other nominees have the authority, under New York Stock Exchange rules at the time of this Proxy Statement, to vote Common Shares for the beneficial owner on certain "routine" matters for which you do not provide voting instructions. The election of directors is considered a routine matter and where no specification is made on the properly executed and returned form of proxy, the shares will be voted FOR the election of all nominees for director. When a proposal is not a routine matter and the broker or nominee has not received specific voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm or nominee cannot vote FOR or AGAINST the proposal for the beneficial owner. This is called a "broker non-vote".

Quorum and Voting Requirements

     Under the Company's By-Laws and North Carolina law, Common Shares represented at the meeting by proxy for any purpose will be deemed present for quorum purposes for the remainder of the meeting. Directors will be elected by the vote of a plurality of the votes cast by the Common Shares entitled to vote in the election, provided that a quorum is present. Accordingly, Common Shares which are present at the meeting for any other purpose but which are not voted in the election of directors will not affect the election of the candidates receiving a plurality of the votes cast by the Common Shares entitled to vote in the election at the meeting. All other proposals to come before the meeting require a plurality of the votes cast regarding the proposal. Accordingly, abstentions, broker non-votes and Common Shares which are present at the meeting for any other purpose but which are not voted on a particular proposal will not affect the outcome of the vote on the proposal unless the North Carolina Business Corporation Act requires that the proposal be approved by a greater number of affirmative votes than a plurality of the votes cast.

Revocation of Proxies

     You may revoke your proxy at any time before it is voted by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the meeting. You cannot revoke your proxy by merely attending the meeting. If you dissent, you will not have any rights of appraisal with respect to the matters to be acted upon at the meeting.

Proxy Solicitation

     We will bear the costs of soliciting proxies from the holders of our Common Shares. Proxies will initially be solicited by us by mail. We have not retained the services of a third party to assist in the solicitation of proxies. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax, e-mail or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's By-Laws provide that directors be elected at each Annual Meeting of Shareholders. Pursuant to such By-Laws, our Board has fixed the number of directors to be elected at this year's meeting at six. In August 2004, our Board approved an expansion of its Board from five members to six members and elected Allan L. Schuman, Chairman of the Board of Ecolab, Inc., to become a member of our Board. Mr. Shuman was recommended to the Nominating and Corporate Governance Committee by a non-management director. The persons named as proxies in the accompanying form of proxy intend to vote in favor of the election of the six nominees for director designated below, all of whom are presently directors of the Company, to serve until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. All directors of the Company serve terms of one year or until the election of their respective successors.

Information Regarding Nominees (as of March 19, 2005)

                                                            Present Principal Occupation or
Name                           Age                    Employment and Five-Year Employment History
----                           ---                    -------------------------------------------
Stanley K. Tanger              81     Chairman of the Board of Directors and Chief Executive Officer of the Company
                                      since March 3, 1993.  Mr. Tanger opened one of the country's first outlet shopping centers in Burlington, N.C. in 1981.  He was the founder and Chief
                                      Executive of the Company's predecessor formed in 1981 until its business was acquired by the Company in 1993.

Steven B. Tanger               56     Director of the Company since May 13, 1993.  President and Chief Operating
                                      Officer since January 1995; Executive Vice President from 1986 to 1994.  Mr.
                                      Tanger joined the Company's predecessor in 1986 and is the son of Stanley K.
                                      Tanger.

Jack Africk (1) (2)            76     Director of the Company since June 4, 1993.  Managing Partner of Evolution
                                      Partners, LLC since June 1993.  President and Chief Operating Officer of North
                                      Atlantic Trading Company from January 1998 to December 1998.  Director of
                                      Crown Central Petroleum Corporation.

William G. Benton (1)          59     Director of the Company since June 4, 1993.  Chairman of the Board and Chief
                                      Executive Officer of Salem Senior Housing, Inc. since May 2002.  Chairman of the Board and Chief Executive Officer of Diversified Senior Services, Inc.
                                      since May 1996.  Chairman of the Board and Chief Executive Officer of Benton
                                      Investment Company since 1982.  Chairman of the Board and Chief Executive
                                      Officer of Health Equity Properties, Inc. from 1987 to September 1994.

Thomas E. Robinson (1)         57     Director of the Company since January 21, 1994.  Managing Director of Legg
                                      Mason Wood Walker, Inc. since June 1997. Director (May 1994 to June 1997),
                                      President (August 1994 to June 1997) and Chief Financial Officer (July 1996 to
                                      June 1997) of Storage USA, Inc.  Trustee of CenterPoint Properties Trust.

Allan L. Schuman (1)           70     Director of the Company since August 23, 2004.  Chairman of the Board of
                                      Ecolab, Inc. since January 2000.  President and Chief Executive Officer of
                                      Ecolab from March 1995 to July 2004 and President and Chief Operating Officer
                                      from August 1992 to March 1995.

     (1)  Member  of  the  Board's  Audit  Committee,   Compensation  Committee,
          Nominating and Corporate Governance Committee and Share and Unit Option Committee.

     (2)  Lead Director

Vote Required. The nominees will be elected by the affirmative vote of the holders of a plurality of those votes cast at the meeting; provided that a quorum is present. Accordingly, abstentions, broker non-votes and Common Shares present at the meeting for any other purpose but which are not voted on this proposal will not affect the outcome of the vote on the nominees unless the North Carolina Business Corporation Act requires that the nominee be approved by a greater number of affirmative votes than a plurality of the votes cast.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES SET FORTH ABOVE.

Director Independence

     Our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange require that a majority of our directors must be independent directors and every member of the Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent. Generally, independent directors are those directors who are not concurrently serving as officers of the Company and who currently have no material relationship to us that may interfere with the exercise of their independence from management and the Company. Our Board has affirmatively determined that the following nominees to our Board are independent, as that term is defined under our Corporate Governance Guidelines and the general independence standards in the listing standards of the New York Stock Exchange: Jack Africk, William G. Benton, Thomas E. Robinson and Allan L. Schuman. We presently have six directors, including these four independent directors.

Attendance at Board Meetings

     The Board held five regular and five special meetings during 2004. Each of the above directors attended at least 75% of the meetings held during 2004 by the Board and the committees of which he was a member. The non-management directors are required to meet in executive sessions periodically, but no less than once a year. The non-management directors have designated Mr. Jack Africk to serve as Lead Director for purposes of presiding at the executive sessions. The independent directors should meet in executive session at least once a year. Our policies for non-management and independent director executive sessions were adopted with our Corporate Governance Guidelines in 2004. The Company does not have a formal policy of attendance for directors at our Annual Meeting of Shareholders. All of our directors attended the Annual Meeting of Shareholders in 2004.

Committees of the Board

     Audit Committee. The Board has established an Audit Committee consisting of our four independent directors. As restructured in February of 2004, the purpose of the Audit Committee is (i) to assist the Board in fulfilling its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent registered public accountants and the performance of the Company's independent registered public accountants and the Company's internal audit function and (ii) to prepare any audit committee reports required by the Securities Exchange Commission to be included in the Company's annual proxy statement. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accountants and approves in advance, or adopts appropriate procedures to approve in advance, all audit and non-audit services provided by the independent registered public accountants. The Board has determined that each member of the Audit Committee is "financially literate", as that term is defined in the listing requirements of the New York Stock Exchange, and that each member of the committee is an "audit committee financial expert", as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee acts under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on our website. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Audit Committee, with Mr. Africk serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Audit Committee. During 2004, there were five meetings of the Audit Committee.

     Compensation Committee. The Board has established a Compensation Committee consisting of our four independent directors. The Compensation Committee is charged with determining compensation for our chief executive officer and making recommendations to the Board with respect to the compensation of other officers. The Compensation Committee acts under a written charter adopted by the Board. A copy of the Compensation Committee Charter is available on our website. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Compensation Committee, with Mr. Africk serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Compensation Committee. During 2004, there were four meetings of the Compensation Committee.

     Nominating and Corporate Governance Committee. The Board has established a Nominating and Corporate Governance Committee consisting of our four independent directors. The Nominating and Corporate Governance Committee makes recommendations to the Board of changes in the size of the Board or any committee of the Board, recommends individuals for the Board to nominate for election as directors, recommends individuals for appointment to committees of the Board, establishes procedures for the Board's oversight of the evaluation of the Board and management, and develops and recommends corporate governance guidelines.

     The Nominating and Corporate Governance Committee evaluates annually the effectiveness of the Board as a whole and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates based on a number of factors including: whether the Board member will be "independent" in accordance with our Corporate Governance Guidelines and as such term is defined by the New York Stock Exchange listing requirements; personal qualities and characteristics, accomplishments and reputation in the business community; experience with businesses and other organizations of comparable size and current knowledge and contacts in the Company's industry or other industries relevant to the Company's business; experience and understanding of the Company's business and financial matters affecting its business; ability and willingness to commit adequate time to Board and committee matters; the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; and diversity of viewpoints, background, experience and other demographics. The Nominating and Corporate Governance Committee does not have a policy on the consideration of board nominees recommended by shareholders. The Nominating and Corporate Governance Committee believes that such a policy is not necessary in that it will consider nominees based on a nominee's qualifications, regardless of whether the nominee is recommended by shareholders. See "Other Matters - Shareholder Proposals and Nominations" in this Proxy Statement.

     The Nominating and Corporate Governance Committee acts under a written charter adopted by the Board. A copy of the Nominating and Corporate Governance Committee Charter is available on our website. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Nominating and Corporate Governance Committee, with Mr. Robinson serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Nominating and Corporate Governance Committee. During 2004, there were three meetings of the Nominating and Corporate Governance Committee.

     Share and Unit Option Committee. The Board has established a Share and Unit Option Committee (referred to as the "Option Committee") consisting of our four independent directors. The Option Committee administers our Incentive Award Plan (formerly known as the Share Option Plan and the Operating Partnership's Unit Option Plan which was merged into the Incentive Award Plan). Mr. Africk, Mr. Benton, Mr. Robinson, and Mr. Schuman currently serve on the Option Committee, with Mr. Benton serving as chairman. Mr. Schuman was appointed on March 1, 2005 to serve on the Option Committee. During 2004, there were two meetings of the Option Committee.

Shareholder Communications with Directors

     Any shareholder may send communications to the Board and individual members of the Board by sending a letter by mail addressed to the Board of Directors (or an individual director) c/o Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.

Compensation of Directors

     Our independent directors are paid an annual compensation fee of $20,000 and a per meeting fee of $1,000 ($500 for telephone meetings) for each Board meeting and each committee meeting attended. In addition, the chairman of each committee, except the Audit Committee, is paid an annual compensation fee of $2,500. The chairman of the Audit Committee is paid an annual compensation fee of $5,000. Effective January 1, 2005, the chairman of each committee, except the Audit Committee, will be paid an annual compensation fee of $5,000 and the chairman of the Audit Committee will be paid an annual compensation fee of $7,500.

     Upon the initial election to the Board and on each of the first two anniversaries thereof, each independent director receives an option to purchase 6,000 Common Shares at an exercise price per Common Share equal to the Fair Market Value (as defined in the Incentive Award Plan) of a Common Share on the date of the option grant; 20% of such options become exercisable on each of the first five anniversaries of the date of grant, subject to the independent director's continued service as a director. Our employees who are also directors will not be paid any director fees and will not receive any options for their services as directors of the Company.

     Upon  approval  of the  entire  Board,  we may from time to time  under the
Incentive Award Plan grant to any independent director additional options, restricted or deferred shares, dividend equivalents or other awards. On April 23, 2004, the Board made grants of restricted share awards to each of Mr. Africk, Mr. Benton and Mr. Robinson with a value of approximately $15,000 to vest in three annual installments or, alternatively, at the time the directorship is terminated if other than by reason of voluntary resignation or removal for cause. On April 26, 2004, the Board granted to each of Mr. Africk, Mr. Benton and Mr. Robinson options to purchase 10,000 Common Shares pursuant to the Incentive Award Plan at an exercise price equal to the Fair Market Value as of such option grant dates. On November 1, 2004, the Board granted to Mr. Schuman options to purchase 6,000 Common Shares pursuant to the Incentive Award Plan at an exercise price equal to the Fair Market Value as of such option grant date. On each of the first five anniversaries of the date of grant, 20% of these options become exercisable subject to the director's continued service as a director.

     On March 24, 2005, based on the advice and recommendations of an independent compensation consultant retained by the Compensation Committee, the Board approved an annual restricted share award of 2,000 Common Shares for each independent director in addition to the cash compensation described above. The initial 2,000 restricted shares were granted on March 24, 2005 and each subsequent grant will occur automatically without any further action by the Board. For each grant, the restricted shares will vest and the restrictions will cease to apply on one-third of the restricted shares on each December 31st following the date of grant. Dividends are paid on the restricted shares whether vested or unvested.


                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has provided the following report:

     During 2004, we reviewed with the Company's Chief Financial Officer and internal auditor and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by the auditors of the Company's system of internal control, the quality of the Company's financial reporting and the Company's process for legal and regulatory compliance. We also monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

     Management is responsible for the Company's system of internal control, the financial reporting process and the assessment of the effectiveness of internal control over financial reporting. PwC is responsible for performing an integrated audit and issuing reports and opinions on the following:

     1.   the Company's consolidated financial statements;

     2.   the Company's internal control over financial reporting; and

     3. management's assessment of the effectiveness of the Company's internal control over financial reporting.

     As provided in our Charter, our responsibilities include monitoring and overseeing these processes.

     Consistent with this oversight responsibility, PwC reports directly to us. We appointed PwC as the Company's independent registered public accounting firm and approved the compensation of the firm. We reviewed and approved all non-audit services performed by PwC during 2004 and determined that the provision of the services was compatible with maintaining PwC's independence.

     PwC provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with PwC its independence.

     We reviewed and discussed the 2004 consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting with management and PwC. We also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to us that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company's internal control over financial reporting was effective. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these discussions and reviews, we recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

     The following is a summary of the fees billed to the Company by the PwC for the fiscal years ended December 31, 2004 and 2003:


                                                       2004         2003
                                                      -----        -----
     Audit fees                                    $215,000     $264,265
     Audit-related fees                             185,996      116,065
     Tax fees                                       246,154      213,362
     All other fees                                     ---          ---

     The audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits of our consolidated financial statements and also included, for 2003 only, services related to the issuance of comfort letters and assistance with the review of documents filed with the Securities and Exchange Commission.

     The audit-related fees for the years ended December 31, 2004 and 2003, respectively, were for compliance with the Sarbanes-Oxley Act of 2002 , assurances and related services associated with the implementation of new accounting pronouncements and consultation services regarding our joint ventures, and for 2003 only, consultation and special audit work for the acquisition of real estate.

     The tax fees for the year ended December 31, 2004 and 2003, were for tax compliance and tax research and planning services, including tax return preparation and tax advice regarding acquisitions and joint ventures.

                                                     THE AUDIT COMMITTEE
                                                     Jack Africk (Chairman)
                                                     William G. Benton
                                                     Thomas E. Robinson
                                                     Allan L. Schuman


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of March 19, 2005, or such other date as indicated in the notes thereto, available to us with respect to our Common Shares, and of units of partnership interests in the Operating Partnership (the "Units") (i) held by those persons known by us to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission, the "SEC") of more than 5% of such shares, (ii) held individually by the directors and our executive officers named elsewhere in this Proxy Statement, and (iii) held by our directors and all of our executive officers as a group.

                                                                                             Number of
                                                                                              Common
                                                            Number of                         Shares         Percent of
                                                             Common         Percent of      Exchangeable       All
Name and Business Address (where required) of                Shares            All           for Units        Common
----------------------------------------------            Beneficially       Common         Beneficially      Shares
Beneficial Owner                                            Owned (1)        Shares          Owned (2)       And Units
----------------                                            ---------        ------          ---------       ---------
Stanley K. Tanger (3)                                         615,608          2.2%         6,106,610          19.9%
    Tanger Factory Outlet Centers, Inc.
    3200 Northline Avenue, Suite 360
    Greensboro, NC  27408

Steven B. Tanger (4)                                          124,086          0.5%            28,000           0.5%
    Tanger Factory Outlet Centers, Inc.
    110 East 59th Street
    New York, NY  10022

Barclays Global Investors, NA(5)                            2,000,719          7.3%               ---           6.0%
Barclays Global Fund Advisors
     45 Fremont Street
     San Francisco, CA 94105

Neuberger Berman Inc. (6)                                   1,396,200          5.1%               ---           4.2%
Neuberger Berman Realty Income Fund
Neuberger Berman, LLC
Neuberger Berman Management, Inc.
    605 Third Avenue
    New York, NY  10158

Jack Africk (7)                                                52,750             *               ---              *

William G. Benton (8)                                          24,548             *               ---              *

Thomas E. Robinson (9)                                         18,340             *               ---              *

Allan L. Schuman                                                  ---           ---               ---            ---

Willard A. Chafin (10)                                            ---           ---             5,000              *

Frank C. Marchisello, Jr. (10)                                 14,792             *            17,000              *

Joseph H. Nehmen (10)                                           2,408             *            47,800              *

Directors and Executive Officers as a Group                   868,033          3.2%         6,247,450          21.1%
(13 persons) (11)

-------------------
*   Less than 1%

(1) The ownership of Common Shares reported herein is based upon filings with the SEC and is subject to confirmation by us that such ownership did not violate the ownership restrictions in our Articles of Incorporation.

(2) Represents shares that may be acquired upon the exchange of Units beneficially owned for Common Shares. Units held by the Tanger Family Limited Partnership (the "TFLP") and Units that may be acquired upon the exercise of options to purchase Units may be exchanged for our Common Shares on a two-for-one basis.

(3) Includes 278,062 Common Shares owned by the TFLP, of which Stanley K. Tanger is the general partner and may be deemed to be the beneficial owner, and 6,066,610 Common Shares which may be acquired upon the exchange of Units owned by TFLP. Also includes 335,546 Common Shares and 40,000 Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Units owned by Stanley K. Tanger individually and 2,000 Common Shares owned by Stanley K. Tanger's spouse. Does not include 80,000 Common Shares which may be acquired upon the exercise of options to purchase Units, which are presently unexercisable, owned by Stanley K. Tanger individually.

(4) Includes 28,000 Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Units. Does not include 278,062 Common Shares owned by TFLP and 6,066,610 Common Shares which may be acquired upon the exchange Units owned by the TFLP (Steven B. Tanger is a limited partner of the Tanger Investments Limited Partnership, which is a limited partner of TFLP) for Common Shares. Does not include 56,000 Common Shares which may be acquired upon the exercise of options to purchase Units which are presently unexercisable. Does not include 335,546 Common Shares actually owned or 280,062 Common Shares which may be deemed beneficially owned by Steven B. Tanger's father, Stanley K. Tanger.

(5) We have received a copy of Schedule 13G as filed with the SEC by Barclays Global Investors, NA ("BGI") and Barclays Global Fund Advisors ("BGFA") reporting ownership of these shares as of December 31, 2004. As reported in said Schedule 13G, (i) BGI has sole dispositive power for 1,667,083 of such shares and sole voting power for 1,461,686 of such shares; and (ii) BGFA has sole dispositive power for 333,636 of such shares and sole voting power for 312,380 of such shares.

(6) We have received a copy of Schedule 13G as filed with the SEC by Neuberger Berman, Inc. ("NBI"), Neuberger Berman Realty Income Fund Inc. ("NBRIF"), Neuberger Berman, LLC ("NBLLC") and Neuberger Berman Management Inc. ("NBMI") reporting ownership of these shares as of December 31, 2004. As reported in said Schedule 13G, (i) NBI has shared dispositive power for 1,396,200 of such shares, sole voting power for 24,000 of such shares and shared voting power for 1,368,400 of such shares; (ii) NBRIF has shared dispositive power for 809,400 of such shares and shared voting power for 809,400 of such shares; (iii) NBLLC, the sub-advisor of NBRIF, has shared dispositive power for all of the shares reported and (iv) NBMI, the investment manager of NBRIF, has shared dispositive power for all of the shares reported.

(7)  Includes  38,000  presently  exercisable  options  to  purchase  our Common
     Shares.

(8)  Includes  14,000  presently  exercisable  options  to  purchase  our Common
     Shares.

(9)  Includes 4,000 presently exercisable options to purchase our Common Shares.

(10) Amounts shown as Common Shares exchangeable for Units represent Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Units.

(11) Includes 236,840 Common Shares which may be acquired upon the exercise of presently exercisable options to purchase Common Shares or Units. Does not include 318,000 Common Shares which may be acquired upon the exercise of options to purchase Common Shares or Units which are presently unexercisable.

Executive Compensation

     The following table sets forth the compensation earned for the fiscal years ended December 31, 2004, 2003, and 2002 with respect to our CEO and our four (4) most highly compensated executives other than our CEO whose cash compensation exceeded $100,000 during such year.

                                                   Annual
                                                 Compensation            Long Term Compensation Awards
                                          -------------------------    ----------------------------------
                                                                                            Securities
                                                                                            Underlying
                                                                       Restricted            Options/        All Other
Name and Principal Position       Year   Salary($)    Bonus($)     Stock Awards($)(1)       SARS(#) (2)    Compensation($)
---------------------------       ----   ---------    --------     ----------------        ------------    ---------------
Stanley K. Tanger,                2004    470,000    508,588 (4)    2,329,800 (4)             100,000          20,063 (5)
    Chairman of the Board of      2003    451,474    192,750 (4)          ---                     ---          20,000 (5)
    Directors and Chief           2002    429,975    729,497 (4)          ---                     ---          20,000 (5)
    Executive Officer (3)

Steven B. Tanger,                 2004    400,000    412,863 (6)    1,553,200 (6)              70,000          15,533 (7)
    President and Chief           2003    382,016     64,250 (6)          ---                     ---          15,470 (7)
    Operating Officer (3)         2002    363,825    418,268 (6)          ---                     ---          15,470 (7)

Frank C. Marchisello, Jr.         2004    275,000    165,000          194,150 (8)              25,000           2,563 (9)
    Executive Vice President-     2003    243,101        ---              ---                     ---           2,500 (9)
    Chief Financial Officer       2002    231,525     10,000              ---                     ---           2,500 (9)


Willard A. Chafin, Jr.            2004    267,412       3,000             ---                  25,000           2,563 (9)
    Executive Vice President-     2003    254,678         ---             ---                     ---             ---
    Leasing, Site Selection,      2002    242,550       3,000             ---                     ---             ---
  Operations and Marketing


Joseph H. Nehmen (10)             2004    243,101       2,500             ---                  20,000           2,563 (9)
    Senior Vice President-        2003    231,525         ---             ---                     ---           2,500 (9)
    Operations                    2002    220,550       2,500             ---                     ---           2,500 (9)

---------------
(1) At December 31, 2004, an aggregate of 147,000 shares of restricted, unvested Common Shares were held by the named executive officers with an aggregate value at such date (based on the closing price of our Common Shares on the New York Stock Exchange of $26.46) of $3,889,620 as follows:
     Mr. Stanley Tanger, 84,000 shares valued at $2,222,640; Mr. Steven Tanger, 56,000 shares valued at $1,481,760; and Mr. Marchisello, 7,000 shares valued at $185,220. Prior to vesting, the recipients are entitled to vote and receive dividends with respect to the restricted Common Shares.

(2) Number of Common Shares which may be acquired upon the exercise of options to purchase Units in the Operating Partnership.

(3) A portion of the salaries of Stanley K. Tanger and Steven B. Tanger is paid by the Company for services to the Company and the remainder is paid by the Operating Partnership.

(4) For the year 2004, Stanley K. Tanger earned an annual bonus of $470,000 and a special award related to the sale of two of our operating properties during such year of $38,588. For the year 2003, Stanley K. Tanger earned an annual bonus of $342,229 and a special award related to the sale of two of our operating properties during such year of $192,750. In lieu of receiving the 2003 annual bonus amount in cash, Mr. Tanger was granted an award of 120,000 restricted shares in 2004. 15% of the award vested on June 15, 2004 and the remaining shares will vest annually on December 15th of each year through the year 2008. Dividends are paid on the restricted shares. For the year 2002, Mr. Tanger received an annual bonus of $323,450 and a special award related to the sale of two of our operating properties during such year of $406,047.

(5) We reimbursed Stanley K. Tanger $17,500 in 2004, 2003, and 2002 for premiums paid towards a term life insurance policy. In addition, the Company provided $2,563 during 2004 and $2,563 during 2003 and 2002 as a Company match under the employee 401(k) Plan.

(6) For the year 2004, Steven B. Tanger earned an annual bonus of $400,000 and a special award related to the sale of two of our operating properties during such year of $12,863. For the year 2003, Steven B. Tanger earned an annual bonus of $298,816 and a special award related to the sale of two of our operating properties during such year of $64,250. In lieu of receiving the 2003 annual bonus amount in cash, Mr. Tanger was granted an award of 80,000 restricted shares in 2004. 15% of the award vested on June 15, 2004 and the remaining shares vest annually on December 15th of each year through the year 2008. Dividends are paid on the restricted shares. For the year 2002, Mr. Tanger received an annual bonus of $282,919 and a special award related to the sale of two of our operating properties during such year of $135,349.

(7) We provide term life insurance to Steven B. Tanger. Annual premiums paid by us in 2004, 2003 and 2002 were $12,970. In addition, we provided $2,563 during 2004 and $2,500 during 2003 and 2002 as a Company match under the employee 401(k) plan.

(8) Mr. Marchisello received an award of 10,000 restricted shares in 2004. 15% of the award vested on June 15, 2004 and the remaining shares vest annually on December 15th of each year through the year 2008. Dividends are paid on the restricted shares.

(9)  Company match under employee 401(k) plan.

(10) Joseph H. Nehmen is the son-in-law of Stanley K. Tanger and brother-in-law of Steven B. Tanger.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants to our CEO or our other four (4) most highly compensated executives during 2004.

                                                                                         Potential Realizable Value
                                                                                                     at
                                                                                          Assumed Annual Rates of
                           Individual Option Grants (1)                                   Share Price Appreciation
                                                                                            for Option Term (2)
------------------------------------------------------------------------------------    -----------------------------

                                              % of Total
                                                Options
                                                Granted
                                                  to
                                               Employees
                                Options        in Fiscal     Exercise    Expiration
     Name                       Granted (#)       Year        Price        Date               5%               10%
     ----                       -----------      -----        -----        ----              ---              ----
Stanley K. Tanger               100,000          16.5        $19.415     04/27/14         $1,220,999      $3,094,251
Steven B. Tanger                 70,000          11.6         19.415     04/27/14            854,699       2,165,976
Frank C. Marchisello, Jr.        25,000           4.1         19.415     04/27/14            305,250         773,563
Willard A. Chafin, Jr.           25,000           4.1         19.415     04/27/14            305,250         773,563
Joseph H. Nehmen                 20,000           3.3         19.415     04/27/14            244,200         618,850

(1) Represents the number of Common Shares which may be acquired upon the exercise of options to purchase Units of limited partnership interest in the Operating Partnership. The options vest ratably over five years and have a 10-year term. The exercise price represents the fair market value of the Units at the time of grant, assuming such Units were exchanged for Common Shares of the Company as provided for in the partnership agreement of the Operating Partnership. Each Unit acquired upon the exercise of option may be exchanged for two Common Shares of the Company.

(2) Assumed annual rates of share price appreciation for illustrative purposes only. Actual share prices will vary from time to time based upon market factors and the Company's financial performance. No assurance can be given that such rates will be achieved.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

     The following table provides information on option exercises in 2004 by our CEO and our other four (4) most highly compensated executives and the value of each such officer's unexercised options at December 31, 2004.

                                                                                                           Value of
                                Number of                                                         Unexercised In-the-Money
                                  Shares                          Number of Unexercised                   Options at
                                 Acquired on        Value          Options at Year End                    Year-End (1)
            Name                 Exercise       Realized       Exercisable    Unexercisable     Exercisable    Unexercisable
            ----                 --------       --------        -----------   -------------     -----------    -------------
Stanley K. Tanger                140,000         $845,781           ---        120,000   $           ---       $1,047,450
Steven B. Tanger                  98,000          563,259           ---         84,000               ---          733,215
Frank C. Marchisello, Jr.         57,000          452,093         8,000         29,000           130,180          244,715
Willard A. Chafin, Jr.            10,000          115,068           ---         30,000               ---          261,863
Joseph H. Nehmen                   8,000           91,106        39,800         24,000           511,783          209,490

------------
(1)  Based upon the  closing  price of our  Common  Shares on the New York Stock
     Exchange on December 31, 2004 of $26.46 per share.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this report or the performance graph by reference therein.

     The Compensation Committee has provided the following report on executive compensation:

     Except as expressly described below, references to compensation (or policies with respect thereto) paid by the Company refer to compensation paid by both the Company and the Operating Partnership.

     The purposes and responsibilities of the Compensation Committee of the Board (the "Committee") include the following:

     o Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO's performance and approve the CEO's compensation level,

     o Make recommendation to the Board with respect to compensation of officers and directors other than the CEO,

     o    Periodically   review   the   Company's   incentive-compensation   and
          equity-based   plans  and  approve  any  new  or  materially   amended
          equity-based plan, and

     o Oversee, with management, regulatory compliance with respect to compensation matters including the Company's compensation policies with respect to Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

     Each of the members of the Committee is independent within the meaning of the Company's Corporate Governance Guidelines and the listing standards of the New York Stock Exchange.

     In carrying out its responsibilities, the Committee is authorized to engage, and has engaged, outside advisers to consult with it as the Committee deems appropriate.

     The Committee believes that the Company's success is attributable in large part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in owning, operating, managing, developing and acquiring interests in factory outlet centers. Stanley
K. Tanger, Chairman of the Board and Chief Executive Officer, and Steven B. Tanger, President and Chief Operating Officer, provide us with strategic business direction.

     Under the guidance of the Committee, the Company is committed to developing and maintaining compensation policies, plans and programs which will provide additional incentives for the enhancement of cash flows, and consequently real property and shareholder values, by aligning the financial interests of the Company's senior management with those of its shareholders. In addition, the Committee engages the services of an independent compensation consultant from time to time to help design programs that will foster excellence and encompass long-term incentives that enable the Company to attract, retain and motivate its top executives.

     The primary components of the Company's executive compensation program are:
(1) base salaries, (2) performance based annual bonuses and (3) share-based awards. The Committee evaluates discretionary bonus payments and discretionary share-based awards made to each of the Company's executives (including the Company's CEO) in the context of the executive's total overall compensation. The Company's business is most competitive and the Committee believes that it is extremely desirable for the Company to maintain employment contracts with its senior executives. The Company currently has employment contracts with each of the named executives on page 10 of this Proxy Statement. See "Employment Contracts" in this Proxy Statement.

     Base salaries for each of the named executive officers are approved by the Committee; provided, however, under their employment agreements, annual base salaries shall not be less than the annual base salary for the previous contract year. In setting the annual base salaries, the Committee takes into account several factors which include (1) salaries paid to officers by companies in the Company's select peer group and other REITS, (2) the nature of the position and
(3) the contribution and experience of the officer.

     The employment agreements for Stanley Tanger, Steven Tanger and Frank Marchisello, the Company's three most senior executives, provide for annual cash bonuses to be determined by the Board (or, in the case of the CEO, the Committee). The Board and the Committee approved a bonus plan for 2004 providing a bonus for each executive in a maximum amount equal 100% of the executive's annual base salary (or, in the case of Mr. Marchisello, 60% of the executive's annual base salary). Seventy-five percent (75%) of the maximum bonus was payable upon the achievement of Company Performance Criteria, 25% upon the achievement of Individual Performance Criteria and 10% upon the subjective determination of the Committee. The Company Performance Criteria included funds from operations growth, dividends, lease renewals, increase in tenant base rents, occupancy and tenant sales relative to targeted levels established by the Committee. The Company may also consider the award of cash bonuses and awards to any executive officers and key employees if certain performance criteria are met.

     Share-based compensation is also an important element of the Company's compensation program. In contrast to bonuses, which are paid for prior year accomplishments, grants of options to purchase Common Shares and other share-based awards may be structured as incentives tied to future share appreciation. The Company maintains the Incentive Award Plan for the purpose of attracting and retaining our directors, executive officers and certain other employees. The Share and Unit Option Committee of the Board determines in its sole discretion, subject to the terms and conditions of the plan, the specific terms of each award granted to an employee of the Company or Operating
Partnership based upon its subjective assessment of the individual's performance, responsibility and functions and how this performance may have contributed or may contribute in the future to the Company's performance. The Committee also approved the amendment and restatement of the Incentive Award Plan, which was approved by shareholders at the annual meeting on May 14, 2004, to add restricted shares and other share-based grants to the Incentive Award Plan and to amend the Incentive Award Plan in certain other respects to promote greater flexibility with respect to the types of incentive awards available to our employees and directors. The Compensation Committee believes awards pursuant to the amended and restated Incentive Award Plan align the interests of the Board and management with those of the Company's shareholders.

     Stanley K. Tanger, the Company's Chief Executive Officer, was paid compensation for 2004 as follows:

o Mr. Tanger's annual base salary for 2004 was $470,000. His employment contract provides that the annual base salary will be fixed each fiscal year by agreement between Mr. Tanger and the Committee; provided, however, that the annual base salary shall not to be less than Mr. Tanger's annual base salary for the previous contract year.

o Pursuant to the bonus plan adopted by the Committee for 2004, the Committee determined that the Company Performance Criteria and Individual Performance Criteria had been achieved and also made a subjective award providing Mr. Tanger with a total annual bonus of $470,000 for the year.

o Additionally, Mr. Tanger was granted options to purchase Units which may be exchanged for 100,000 Common Shares and was also awarded the shares of restricted stock described in the charts below.

     Consistent  with  the  advice  and   recommendations  of  the  compensation
consultant retained by the Committee, the following restricted shares awards were made during 2004 under the Incentive Award Plan approved by shareholders:

     Name and Position                    Dollar Value (1)      Number of Shares
     -----------------                    ----------------      ----------------
     Stanley K. Tanger, CEO                    $2,329,800            120,000
     Steven B. Tanger, COO                      1,553,200             80,000
     Frank C. Marchisello, Jr., CFO               194,150             10,000
                                          ----------------       -----------
          Total executive group                $4,077,150            210,000
                                           ==============           ========
--------
(1) Based on the closing price of our Common Shares on the New York Stock Exchange on April 26, 2004, the date of the grant, of $19.415.

     These restricted shares have vested and will vest in the following percentages and on the following dates if the executive does not terminate his employment with us prior to that date:

                DATE OF VESTING         PERCENTAGE OF SHARES
            ======================== ===========================
                    6-15-04                     15%
                   12-15-04                     15%
                   12-15-05                     15%
                   12-15-06                     15%
                   12-15-07                     20%
                   12-15-08                     20%
            ======================== ===========================


     The Company paid 20% of Mr. Tanger's 2004 annual base salary. The Operating Partnership paid the remainder of his annual base salary. Based on Mr. Tanger's demonstrated leadership, skills and contributions to the growth of the Company, the Committee believes that Mr. Tanger's total compensation to him for fiscal year 2004 is reasonable and appropriate in light of the Company's performance against established short- and long-term performance goals.

     Subject to certain limited exemptions, Section 162(m) of the Code denies an income tax deduction to any publicly held corporation for compensation paid to a "covered employee" (which is defined as the Chief Executive Officer and each of the Company's other four most highly compensated officers) to the extent that such compensation in any taxable year of the employee exceeds $1 million. In addition to salaries, bonuses payable to the Company's executives under their present employment contracts and compensation attributable to the exercise of options and other share-based awards that may be granted under the amended and restated Incentive Award Plan, constitute compensation subject to the Section 162(m) limitation. The Incentive Award Plan permits, but does not require, share-based awards to qualify as "performance-based compensation" which is exempt from application of the Section 162(m) limitation. It is the Company's policy to take account of the implications of Section 162(m) among all factors reviewed in making compensation decisions. However, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible, and accordingly, some portion of the compensation paid to a Company executive may not be tax deductible by the Company under Section 162(m). The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility.

                                     THE COMPENSATION COMMITTEE

                                     Jack Africk (Chairman)
                                     William G. Benton
                                     Thomas E. Robinson
                                     Allan L. Schuman


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board, which is composed entirely of independent directors, is charged with determining compensation for our executive officers. Mr. Africk, Mr. Benton, Mr. Robinson and Mr. Schuman currently serve on the Compensation Committee, with Mr. Africk serving as chairman. No executive officer of the Company served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or the Compensation Committee.

Share Price Performance

         The following share price performance chart compares our performance to the S&P 500, the index of equity REITs prepared by the National Association of Real Estate Investment Trusts ("NAREIT") and the SNL Shopping Center REIT index prepared by SNL Financial. Equity REITs are defined as those that derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market System.

         All share price performance assumes an initial investment of $100 at the beginning of the period and assumes the reinvestment of dividends. Share price performance, presented for the five years ended December 31, 2004, is not necessarily indicative of future results.

                            Total Return Performance

[GRAPH APPEARS HERE WITH THE FOLLOWING PLOT POINTS]

                                                               Period Ending
                                                      -----------------------------
Index                                12/31/99   12/31/00   12/31/01   12/31/02    2/31/03   12/31/04
----------------------------------------------------------------------------------------------------
Tanger Factory Outlet Center, Inc.    100.00     122.38     124.99     203.62     287.28     396.80
S&P 500 Index                         100.00      91.20      80.42      62.64      80.62      89.47
NARIET All Equity REIT Index          100.00     126.37     143.97     149.47     204.98     269.70
SNL Shopping Centers REITS Index      100.00     120.21     154.52     178.60     253.21     344.02

Employment Contracts

     Each of Stanley K. Tanger and Steven B. Tanger will receive annual cash compensation in the form of salary and bonus pursuant to a three-year employment contract effective as of January 1, 2004. The employment contracts will be automatically extended for one additional year on January 1 of each year unless the executive's employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The base salary provided for in such contracts may be increased each year.

     Upon termination of employment, Stanley K. Tanger has agreed not to compete with us for the remainder of his life. Upon termination of employment, Steven B. Tanger has agreed not to compete with us for one year (or three years if severance compensation is received) within a 50 mile radius of the site of any commercial property owned, leased or operated by us or within a 50 mile radius of any commercial property which we negotiated to acquire, lease or operate within the six month period prior to termination. Each executive's covenant not to compete mandates that, during the term of his employment contract and during the effective period of the covenant, such executive direct his commercial real estate activities through us, with exceptions for development of properties which were owned collectively or individually by them, by members of their families or by any entity in which any of them owned an interest or which was for the benefit of any of them prior to the Company's initial public offering (including the three factory outlet centers with a total of 105,068 square feet in which Stanley K. Tanger is a 50% partner and a single shopping center in Greensboro, North Carolina with a total of 24,440 square feet (the "Excluded Properties")). In no event will either of the Tangers engage in the development, construction or management of factory outlet shopping centers or other competing retail commercial property outside of the Company or the Operating Partnership during the effective period of the covenant not to compete (with the exception of the Excluded Properties). See "Certain Relationships and Related Transactions" in this Proxy Statement.

     In addition, each executive will not engage in any active or passive investment in property relating to factory outlet centers or other competing retail commercial property, with the exception of the ownership of up to one percent of the securities of any publicly traded company.

     If the employment of either of the Tangers terminates without Cause, as defined in the agreement, or such employment is terminated by the executive with Good Reason, as defined in the agreement, the terminated executive shall receive a severance benefit equal to 300% of the sum of (a) his annual base salary, (b) the higher of (i) the prior year's annual bonus or (ii) the average annual bonus for the preceding three years, and (c) his automobile allowance for the current year. Share based awards under the Company's Incentive Award Plan are included in the calculation of the prior year's annual bonus and average annual bonus. If employment terminates by reason of death or disability, the executive or his estate shall receive a lump sum amount equal to (a) his annual base salary that would have been paid for the remaining contract term if employment had not terminated, plus (b) the executive's annual bonus which would have been paid during the year of termination had employment not terminated, multiplied by a fraction the numerator of which is the number of days in the year prior to termination and the denominator of which is 365.

     The employment contracts with Stanley K. Tanger and Steven B. Tanger also grant them certain registration rights with respect to the Common Shares that they beneficially own.

     Frank C. Marchisello, Jr. has an employment contract expiring December 31, 2006. Mr. Marchisello's contract will be automatically extended for one additional year on January 1 of each year unless the executive's employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The contract established a base salary for calendar year 2004 of $275,000. Mr. Marchisello's base salary for subsequent years will be set by the Compensation Committee.

     If Mr. Marchisello's employment is terminated by reason of death or disability, he or his estate will receive as additional compensation an amount equal to his annual base salary and a pro rata portion of the annual bonus earned for the contract year in which the termination occurs. Further, if Mr. Marchisello's employment is terminated by the Company without Cause, or by Mr. Marchisello for Good Reason, as those terms are defined in the agreement, Mr. Marchisello will receive a severance payment equal to 300% of the sum of (a) his annual base salary for the current contract year and (b) the higher of (i) the prior year's annual bonus or (ii) the average annual bonus for the preceding three years, to be paid monthly over the succeeding 36 months. Share based awards under the Company's Incentive Award Plan are included in the calculation of the prior year's annual bonus and average annual bonus.

     Willard A. Chafin has an employment contract expiring December 31, 2007. Mr. Chafin's contract may be extended by an additional three year period by mutual written agreement between the executive and us. This contract established a base salary for calendar year 2005 of $280,783. The base salaries for subsequent years will be set by the Compensation Committee in amounts not less than the 2005 salary.

     If the employment of Mr. Chafin is terminated by reason of death or disability or if we materially breach the employment agreement, Mr. Chafin or his estate will be paid as additional compensation an amount equal to the annual base salary for the contract year in which the termination occurs. Further, if we elect not to extend the term of employment for Mr. Chafin for an additional one or more years, the executive will receive a severance payment equal to the greater of $125,000 or one-half of the annual base salary payable for the last contract year of the contract term.

     Joseph H. Nehmen has an employment contract expiring December 31, 2005. Mr. Nehmen's contract will be automatically extended for one additional year on January 1 of each year unless the executive's employment is terminated, or we give written notice to the executive within 180 days prior to such January 1 that the contract term will not be automatically extended. The contract established a base salary for calendar year 2003 of $231,525. Mr. Nehmen's base salary for subsequent years was and will continue to be set by the Compensation Committee.

     If Mr. Nehmen's employment is terminated by reason of death or disability, he or his estate will receive as additional compensation an amount equal to his annual base salary for the contract year in which the termination occurs. Further, if Mr. Nehmen's employment is terminated by the Company without Cause, or by Mr. Nehmen for Good Reason, as those terms are defined in the agreement, Mr. Nehmen will receive a severance payment equal to 300% of his annual base salary for the current contract year, to be paid monthly over the succeeding 36 months.

     During the respective term of employment and for a period of one year thereafter (three years in the case of Mr. Marchisello and Mr. Nehmen if the executive receives a severance payment of 300% of his annual base salary), each of Mr. Marchisello, Mr. Chafin and Mr. Nehmen is prohibited from engaging directly or indirectly in any aspect of the factory outlet business within a radius of 50 miles (100 miles in the case of Mr. Chafin) of, or in the same state as, any factory outlet center owned or operated by us

     Stanley K. Tanger and Steven B. Tanger are employed and compensated by both the Operating Partnership and the Company. The Committee believes that the allocation of such persons' compensation as between the Company and the Operating Partnership reflects the services provided by such persons with respect to each entity. The remainder of the employees are employed solely by the Operating Partnership.

     The following table provides information as of December 31, 2004 with respect to compensation plans under which the Company's equity securities are authorized for issuance:

                                              (a)                      (b)                          (c)
                                                                                                   Number
                                                                                                     of
                                                                                            Securities Remaining
                                     Number of Securities to                                Available for Future
                                     be Issued Upon Exercise      Weighted Average         Issuance Under Equity
                                     of Outstanding Options,      Exercise Price of          Compensation Plans
Plan Category                          Warrants and Rights      Outstanding Options,       (Excluding Securities
-------------                          -------------------      Warrants and Rights         Reflected in Column (a))
                                                               ----------------------      --------------------------
Equity compensation plans approved           818,120                   $17.19                    2,166,870
by security holders

Equity compensation plans not
approved by security holders                   ---                       ---                        ---

Total                                        818,120                   $17.19                    2,166,870

Certain Relationships and Related Transactions

     During 2004, we managed for a fee three factory outlet centers owned by joint ventures with a total of 105,068 square feet, in which Stanley K. Tanger and a third party each have a fifty percent interest. As a result, certain conflicts of interest may arise between Mr. Tanger's duties and responsibilities to us and his duties and responsibilities to the joint ventures in ensuring the adequate provision of services. In addition, conflicts of interest may arise over the allocation of management resources between our properties and the joint venture properties. However, the arrangement under which we provide services to the joint ventures can be terminated by either party, with or without cause, upon 30 days' notice. In addition, two of the joint venture properties were sold in February 2005, leaving one remaining center with 64,288 square feet. To minimize potential conflicts of interest, all significant transactions between us and the joint ventures, including continuing the arrangement for providing management services, will be approved by a disinterested majority of the Board. As a general matter, we do not expect to engage in any other transactions with any member of management in his or her individual capacity. Revenues from managing the joint ventures accounted for less than one-tenth of one percent of our revenues in 2004.

Other Matters

     Appointment of Independent Registered Public Accounting Firm. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP to audit the accounts of the Company with respect to its operations for the fiscal year ending on December 31, 2005 and to perform such other services as may be required. Should the firm be unable to perform these services for any reason, the Audit Committee will appoint other independent registered public accountants to perform these services. PricewaterhouseCoopers LLP served as our independent registered public accountants for the fiscal year ended December 31, 2004. There are no affiliations between the Company and PricewaterhouseCoopers LLP, its partners, associates or employees, other than its engagement as an independent registered public accounting firm for the Company. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. See the Report of the Audit Committee, included in this Proxy Statement, for information relating to the fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2004 and 2003.

     Reference is hereby made to the Company's annual report on Form 10-K for the year ended December 31, 2004 and the Company's Annual Report delivered together with this Proxy Statement, and such documents incorporated herein by reference for financial information and related disclosures required to be include herein.

     Section 16(a) Beneficial Ownership Reports. Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of the ownership and changes in the ownership (Forms 3, 4 and 5) with the SEC and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of our Common Shares are required by the SEC's regulations to furnish us with copies of all such forms which they file.

     Based solely on our review of the copies of Forms 3, 4 and 5 and the amendments thereto received by us for the period ended December 31, 2004, or written representations from certain reporting persons, we believe that no Forms 3, 4 or 5 were filed delinquently, except that Mr. Steven B. Tanger filed one Form 5 to report 13 transactions late, Ms. Carrie Warren filed one Form 4 to report one day's transactions late, and Mr. Thomas Robinson filed one Form 4 to report one transaction late.

     Shareholder Proposals and Nominations. This Proxy Statement and form of proxy will be sent to shareholders in an initial mailing on or about April 11, 2005. Proposals of shareholders pursuant to Regulation 14a-8 of the Exchange Act intended to be presented at our Annual Meeting of Shareholders to be held in 2006 must be received by us no later than December 12, 2005. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. A shareholder who wishes to make a proposal pursuant to Regulation 14a-8 of the Exchange Act at our Annual Meeting of Shareholders to be held in 2006 without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must notify the Company in writing no later than February 12, 2006. If a shareholder fails to give notice by February 12, 2006, then the persons named as proxies in the proxies solicited by the Board for the Annual Meeting of Shareholders to be held in 2006 may exercise discretionary voting power with respect to any such proposal. Pursuant to the Company's By-Laws, to be properly considered at our Annual Meeting of Shareholders to be held in 2006, all shareholder proposals, generally, must be received by the corporate secretary not earlier than 120 days and not later than 90 days prior to the anniversary of this year's meeting.

     Shareholders may nominate an individual for election as a director of the Company in conformity with the requirements of the Company's By-Laws. Generally, to be properly considered at our Annual Meeting of Shareholders to be held in 2006, written notice of the nomination must be delivered to the corporate secretary not earlier than 120 days and not later than 90 days prior to the anniversary of this year's meeting. Such shareholder's notice shall set forth as to each person whom the shareholder nominates for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, such shareholder notice must provide, as detailed in the Company's By-Laws, information about the shareholder's beneficial ownership of the Company's Common Shares.

     Board Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics. Each of the Board's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written charters adopted by the Board. The Board has also adopted written Corporate Governance Guidelines in accordance with listing requirements of the New York Stock Exchange and a written Code of Business Conduct and Ethics that applies to directors, management and employees of the Company. We have made available copies of our Board Committee Charters, Corporate Goverance Guidelines and Code of Business Conduct and Ethics on the Company's website at www.tangeroutlet.com. Copies of these documents may also be obtained by sending a request in writing to Tanger Factory Outlet Centers, Inc., 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, Attn: Corporate Secretary.

     Documents Incorporated by Reference. This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (except for certain exhibits to such documents, unless such exhibits are specifically incorporated herein) are available upon request without charge. Requests may be oral or written and should be directed to the attention of the Secretary of the Company at the principal executive offices of the Company. In addition, the Company's Web site is located at http://www.tangeroutlet.com. On the Company's website you can obtain, free of charge, a copy of the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we file such material electronically with, or furnish it to, the SEC.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed incorporated by reference into this Proxy Statement and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or subsequently filed document which is also incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

     Other Business. All Common Shares represented by the accompanying proxy will be voted in accordance with the proxy. We know of no other business which will come before the meeting for action. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

                              [FRONT SIDE OF CARD]

                                      PROXY

                       TANGER FACTORY OUTLET CENTERS, INC.

             Appointment of Proxy for Annual Meeting on May 13, 2005

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of TANGER FACTORY OUTLET CENTERS, INC., a North Carolina corporation, hereby constitutes and appoints Stanley K. Tanger and Rochelle G. Simpson, and each of them, proxies with full power of substitution to act for the undersigned and to vote the shares which the undersigned may be entitled to vote at the Annual Meeting of the Shareholders of such corporation on May 13, 2005, and at any adjournment or adjournments thereof, as instructed on the reverse side upon the proposals which are more fully set forth in the Proxy Statement of Tanger Factory Outlet Centers, Inc. dated April 11, 2005 (receipt of which is acknowledged) and in their discretion upon any other matters as may properly come before the meeting, including but not limited to, any proposal to adjourn or postpone the meeting. Any appointment of proxy heretofore made by the undersigned for such meeting is hereby revoked.

Tanger Factory Outlet Centers, Inc. recommends a vote FOR all Nominees listed in Proposal 1.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(SEE REVERSE                                                       (SEE REVERSE
 SIDE)                                                                     SIDE)

                               [BACK SIDE OF CARD]

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

[X]  Please mark votes as
in this example.

The shares represented hereby will be voted in accordance with the directions given in this appointment of proxy. If not otherwise directed herein, shares represented by this proxy will be voted FOR Proposal 1.



1.  To elect Directors to serve for the ensuing year. Nominees:
    (1) Stanley K. Tanger, (2) Steven B. Tanger,
    (3) Jack Africk, (4) William G. Benton
    (5) Thomas E. Robinson and (6) Allan L. Schuman

FOR                              WITHHELD
ALL                              FROM ALL
NOMINEES  [     ]       [     ]  NOMINEES

[ ] ---------------------------------
For all nominees except as written above




MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [     ]

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.




Signature:                Date:        Signature:                Date:
          ---------------      --------           ---------------      --------